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                                   EXHIBIT 32
                           SECTION 1350 CERTIFICATIONS

     In connection with the Quarterly Report of Airxcel, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof and to which this Certification is an exhibit (the "Report"), I, Melvin L. Adams, President and Chief Executive Officer of the Company, and I, Richard L. Schreck, Secretary/Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: 8-12-05


By: /s/ Melvin L. Adams
    ---------------------------------
    Melvin L. Adams
    President and Chief Executive
    Officer

Date: 8-12-05


By: /s/ Richard L. Schreck
    ---------------------------------
    Richard L. Schreck
    Secretary/Treasurer and Chief
    Financial Officer


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